FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           CORNERSTONE PROPERTIES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                           74-2170858
-----------------------                     ------------------------------------
(State of incorporation                     (I.R.S. Employer Identification No.)
   or organization)

                         Tower 56, 126 East 56th Street
                            New York, New York 10022
                         ------------------------------
                              (Address and zip code
                         of principal executive offices)

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

Common Stock,                                   New York Stock Exchange
with no par value


         Securities to be registered pursuant to Section 12(g) of the Act:


                                      None

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Item 1.  Description of Registrant's Securities to be Registered

         The Registrant's securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are shares of the Registrant's Common Stock, with no par value, of which 100,000,000 shares are currently authorized.

         The description of the Registrant's capital stock is incorporated herein by reference to the information set forth under the heading "Description of Capital Stock" on pages 4 through 10 of the Registrant's form of prospectus, dated March 21, 1997, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.


Item 2.  Exhibits

         The following exhibits will be filed with the New York Stock Exchange:

         1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and the Report on Form 10-K/A, dated March 10, 1997, amending such Annual Report.

         2. Report on Form 10-K/A, dated February 27, 1997, amending the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         3.       Registrant's Current Report on Form 8-K, dated January 29,
                  1997.

         4. Registrant's Current Reports on Form 8-K/A, dated January 22, 1997, February 24, 1997, February 24, 1997 and March 10, 1997.

         5. Registrant's Reports on Form 10-Q/A, dated February 21, 1997, February 21, 1997 and February 21, 1997.

         6.       Restated Certificate of Incorporation of the Registrant.

         7.       By-laws of the Registrant.

         8.       Specimen certificate of Common Stock of the Registrant.

         9. Proxy Statement for the 1996 Annual Meeting of Shareholders, dated May 10, 1996.

         10.      Registrant's 1995 Annual Report to Stockholders.


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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   CORNERSTONE PROPERTIES INC.



Date:  April 1, 1997               By:  /s/  John S. Moody
                                      ------------------------------------------
                                   Name:  John S. Moody
                                   Title:  President and Chief Executive Officer